THE VANGUARD FUNDS’ CODE OF ETHICS FOR

SENIOR EXECUTIVE AND FINANCIAL OFFICERS

I. Introduction

     The Board of Trustees (the “Fund Board”) of each registered investment company that is managed, sponsored, and distributed by The Vanguard Group, Inc. (“VGI”) or its subsidiaries (each, a “Vanguard Fund” and collectively, the “Vanguard Funds”) has adopted this code of ethics (the “Code”) as required by Section 406 of the Sarbanes-Oxley Act. The Code applies to the individuals in positions listed on Exhibit A (the “Covered Officers”). All Covered Officers, along with employees of VGI, are subject to separate and distinct obligations from this Code under a Code of Ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940 (“17j-1 Code of Ethics”), policies to prevent the misuse of non-public information, and other internal compliance guidelines and policies that may be in effect from time to time.

This Code is designed to promote:

• Honest and ethical conduct, including the ethical handling of conflicts of interest;

• Full, fair, accurate, timely, and understandable disclosure in reports and documents that a Vanguard Fund files with, or submits to, the U.S. Securities and Exchange
Commission (“SEC”), and in other public communications made by the Vanguard
Funds or VGI;

• Compliance with applicable laws, governmental rules, and regulations;

• Prompt internal reporting to those identified in the Code of violations of the Code; and

• Accountability for adherence to the Code.

II. Actual or Apparent Conflicts of Interest

A. Covered Officers should conduct all activities in accordance with the following principles:

1. Clients’ interests come first. In the course of fulfilling their duties and responsibilities to VGI clients, Covered Officers must at all times place the interests of VGI clients first. In particular, Covered Officers must avoid serving their own personal interests ahead of the interests of VGI clients.

2. Conflicts of interest must be avoided. Covered Officers must avoid any situation involving an actual or potential conflict of interest or possible impropriety with respect to their duties and responsibilities to VGI clients. Covered Officers must disclose and report at least annually any situation that may present the potential for a conflict of interest to Vanguard’s Compliance Department, consistent with the 17j-1
Code of Ethics.

3. Compromising situations must be avoided. Covered Officers must not take advantage of their position of trust and responsibility. Covered Officers must avoid any situation that might compromise or call into question their exercise of full independent judgment in the best interests of VGI clients.

All activities of Covered Officers should be guided by and adhere to these fiduciary standards regardless of whether the activity is specifically described in this Code.

B. Restricted Activities include the following:

1. Prohibition on secondary employment. Covered Officers are prohibited from accepting or serving in any form of secondary employment. Secondary employment that does not create a potential conflict of interest may be approved by the General
Counsel of VGI.

2. Prohibition on service as director or public official. Unless approved by the General
Counsel of VGI, Covered Officers are prohibited from serving on the board of directors of any publicly traded company or in an official capacity for any federal, state, or local government (or governmental agency or instrumentality).

3. Prohibition on misuse of Vanguard time or property. Covered Officers are prohibited from making use of time, equipment, services, personnel or property of any Vanguard entity for any purposes other than the performance of their duties and responsibilities in connection with the Vanguard Funds or other Vanguard-related entities.

III. Disclosure and Compliance

A. Each Covered Officer should be familiar with the disclosure requirements generally applicable to the Vanguard Funds.

B. Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Vanguard Funds to others, including to the Vanguard
Funds’ directors and auditors, or to government regulators and self-regulatory organizations.

C. Each Covered Officer should, to the extent appropriate within the Covered Officer’s area of responsibility, consult with other officers and employees of VGI and advisors to a Vanguard Fund with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Vanguard Fund files with, or submits to, the SEC and in other public communications made by a Vanguard Fund.

D. It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules, regulations, and the 17j-1
Code of Ethics.

IV. Reporting and Accountability

A. Each Covered Officer must:

1. Upon adoption or amendment of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing that he or she has received, read, and understands the Code;

2. Affirm at least annually in writing that he or she has complied with the requirements of the Code;

3. Not retaliate against any other Covered Officer or any employee of VGI for reports of potential violations of the Code that are made in good faith; and

4. Notify the General Counsel of VGI promptly if the Covered Officer knows of any violations of this Code.

B. The Vanguard Funds will use the following procedures in investigating and enforcing this Code:

1. The General Counsel of VGI is responsible for applying this Code to specific situations and has the authority to interpret this Code in any particular situation. The
General Counsel will report on an as-needed basis to the Fund Board regarding activities subject to the Code.

2. The General Counsel will take all appropriate action to investigate any potential violations of the Code that are reported to him or her.

3. If, after investigation, the General Counsel believes that no material violation of the
Code has occurred, the General Counsel is not required to take any further action.

4. Any matter that the General Counsel believes is a material violation of the Code will be reported to the Chief Compliance Officer and the Fund Board.

5. If the Fund Board concurs that a material violation of the Code has occurred, the
Fund Board will consider appropriate action. Appropriate action may include reassignment, suspension, or dismissal of the applicable Covered Officer(s), or any other sanctions the Fund Board deems appropriate. Appropriate action may also include review of, and appropriate modifications to, applicable policies and procedures.

6. Any changes to or waiver of this Code will, to the extent required, be disclosed as provided by SEC rules.

Other Policies and Procedures

This Code shall be the sole code of conduct adopted by the Vanguard Funds for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the
Vanguard Funds, VGI, or other service providers govern or purport to govern the behavior or activities of the Covered Officers, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code.

VGI’s and the Vanguard Funds’ 17j-1 Code of Ethics, policies to prevent the misuse of non-public information, and other internal compliance guidelines and policies that may be in effect from time to time are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI. Amendments

This Code may not be materially amended except by the approval of a majority vote of the independent trustees of the Fund Board. Non-material, technical, and administrative revisions of the Code do not have to be approved by the Fund Board. Amendments must be in writing and communicated promptly to the Covered Officers, who shall affirm receipt of the amended Code in accordance with Section IV. A. 1.

VII. Confidentiality

All reports and records prepared or maintained pursuant to this Code shall be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Fund Board,
VGI’s General Counsel and the Chief Compliance Officer of VGI and the Vanguard Funds.

Last Reviewed: July 28, 2018